Earnings Conference Call

3rd Quarter 2015

October 29, 2015

Leadership Presenting Today



Darrel Anderson
IDACORP President
& Chief Executive Officer



Steve Keen
IDACORP Senior Vice President,
Chief Financial Officer & Treasurer

Forward-Looking Statements

In addition to the historical information contained in this presentation, this presentation contains (and oral communications made by IDACORP, Inc. and Idaho Power Company may contain) statements, including, without limitation, earnings guidance, that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, outlook, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "believes," "estimates," "expects," "guidance," "intends," "plans," "predicts," "projects," "targets," "continues," or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance and involve estimates, assumptions, risks, and uncertainties. Actual results, performance, or outcomes may differ materially from the results discussed in the statements. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include the following: (a) Idaho Power's rates and rate design and the effect of regulatory decisions by state public utility commissions and federal regulators affecting Idaho Power's ability to recover costs and earn a return; (b) changes in customer growth rates, loss of significant customers, and related changes in loads; (c) the impacts of changes in economic conditions, including on customer demand; (d) unseasonable or severe weather conditions, wildfires, droughts, and other natural phenomena, which affect customer demand, hydroelectric generation levels, infrastructure repair costs, and fuel costs; (e) advancement of new technologies that reduce customer demand; (f) adoption of or changes in, and costs of compliance with, laws, regulations, and policies, including those relating to the environment, and the ability to obtain and comply with governmental permits and other authorizations; (g) variable hydrological conditions and over-appropriation of surface and groundwater and the impact on generation from hydroelectric facilities; (h) the ability to purchase fuel and power from suppliers on reasonable terms; (i) accidents, fires, explosions, and mechanical breakdowns that may occur while operating and maintaining an electric system, and disruptions and outages of generation and transmission systems or the western interconnected transmission system; (j) costs and operational challenges of integrating an increasing volume of mandated purchased intermittent power; (k) changes in or implementation of mandatory reliability, security, and other requirements; (l) the ability to obtain debt and equity financing when necessary and on reasonable terms; (m) reductions in credit ratings and potential reduction in liquidity; (n) the ability to buy and sell power, transmission capacity, and fuel in the markets and the availability to enter into, and success or failure of, financial and physical commodity hedges; (o) the magnitude of future benefit plan funding obligations; (p) the ability and willingness of the companies' boards of directors to continue to pay dividends, and contractual and regulatory restrictions on those dividends; (q) changes in tax laws and the availability of tax credits; (r) employee workforce factors, including potential unionization of all or part of the companies' workforce and the impacts of an aging workforce; (s) the failure of information systems or technology solutions or the failure to secure information system data, failure to comply with privacy laws, security breaches, or the effect on the companies from cyber attacks, terrorist incidents, or the threat of terrorist incidents, and acts of war; (t) unusual or unanticipated changes in normal business operations, including unusual maintenance or repairs; and (u) adoption of or changes in accounting policies, principles, or estimates. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Readers should also review the risks and uncertainties listed in IDACORP, Inc.'s and Idaho Power Company's most recent Annual Report on Form 10-K and other reports the companies file with the U.S. Securities and Exchange Commission, including (but not limited to) Part I, Item 1A - "Risk Factors" in the Form 10-K and Management's Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time. IDACORP and Idaho Power disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

Earnings Performance

IDACORP, Inc. Net Income and Earnings Per Share

(thousands except for per share amounts)

	Three Months Ended September 30		Nine Months Ended September 30	
	2015	2014	2015	2014
Net Income	$ 73,336	$ 86,889	$ 162,847	$ 158,832
Weighted average shares outstanding– diluted	50,324	50,220	50,282	50,184
Earnings per diluted share	$ 1.46	$ 1.73	$ 3.24	$ 3.16

3Q 2014 to 3Q 2015

IDACORP, Inc. Net Income (millions)

Net Income – For the Quarter Ended September 30, 2014		**$ 86.9**
Change in Idaho Power net income:		
Decreased sales volumes attributable to usage per customer, net of associated power supply costs and Power Cost Adjustment (PCA) mechanism impacts	$ (9.4)	
Fixed cost adjustment (FCA) mechanism revenues	0.2	
Increased sales volumes attributable to customer growth, net of associated power supply costs and PCA mechanism impacts	3.4	
Decrease in other operating and maintenance expenses	0.3	
Increase in depreciation expenses	(1.2)	
Other changes in operating revenues and expenses, net	1.8	
Decrease in Idaho Power operating income	(4.9)	
Impact of sharing under Idaho regulatory settlement stipulation	4.9	
Net change in Idaho Power operating income	—	
Changes in other non-operating income and expenses	(0.5)	
Increased income tax expense due to tax method change recorded in 2014	(11.1)	
Increase in other income tax expense	(1.3)	
Total decrease in Idaho Power net income		(12.9)
Other changes (net of tax)		(0.7)
Net Income – For the Quarter Ended September 30, 2015		**$ 73.3**

Operating Cash Flows

(millions)

IDACORP	Nine Months Ended September 30 2015	2014
Net Cash Provided by Operating Activities	$ 290.8	$ 315.8

Liquidity

(millions)

	As of September 30, 2015 IDACORP[1]	Idaho Power
Revolving Credit Facility – Expires October 2018	$ 125.0	$ 300.0
Commercial Paper Outstanding	(3.6)	–
Identified for Other Use[2]	–	(24.2)
Total	$ 121.4	$ 275.8

[1] Holding company only.

[2] Port of Morrow and American Falls Bonds that Idaho Power could be required to purchase prior to maturity under the optional or mandatory purchase provisions of the bonds, if the remarketing agent for the bonds is unable to sell the bonds to third parties.

Key Financial & Operating Metrics and 2015 Earnings Guidance

(millions except for per share amounts)

	2015 Estimates	
	Current [1]	Previous [2]
Idaho Power Operations & Maintenance Expense	No Change	$ 340 – $ 350
Idaho Power Additional Amortization of ADITC	No Change	None
Idaho Power Capital Expenditures excluding AFUDC	No Change	$ 300 – $ 310
Idaho Power Hydroelectric Generation (MWhs) [3]	5.7 – 6.2	6.0 – 7.0
2015 IDACORP Earnings Per Share Guidance [4]	No Change	$ 3.75– $ 3.90

(1) As of October 29, 2015.

(2) As of July 30, 2015 the date of filing IDACORP's and Idaho Power's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

(3) Based on reservoir storage levels and forecasted weather conditions as of October 29, 2015.

(4) The 2015 guidance incorporates all of the key financial and operating assumptions listed above.

Corporate Excellence


40
BEST
ENERGY
COMPANIES
2015
Idacorp


PUBLIC UTILITIES
FORTNIGHTLY
ENERGY, MONEY, POWER
THE 40 BEST ENERGY COMPANIES
PLUS
Big Transmission?
Storage Matures
Automation's Forgotten Midwife

- Idaho Power made a substantial leap in the rankings:

2012	39TH
2013	29TH
2014	17TH
2015	**11TH**

- Idaho Power's fully integrated business model was cited as a key to the company's continued success

IDACORP

Continued Economic Progress



DOSSIER
IDAHO

- In 2014 the Kauffman Foundation scored Idaho A+ for small business friendliness.
- *"We developed a system where we refer to Idaho moving at the speed of business."*

  – Governor C.L. "Butch" Otter
- *"We were green before green was the thing to be."*

  – Darrel T. Anderson, CEO
  IDACORP, Inc. & Idaho Power Company
- Boise Metro Region: The fastest in-migration growth in the west.

Saint Alphonsus · Simplot · glanbia · McCain

Micron · hp · St Luke's · CHOBANI GREEK YOGURT · Idaho State UNIVERSITY · ConAgra Foods · CLIF BAR

ON Semiconductor · INL Idaho National Laboratory · Boise Cascade · BOISE STATE UNIVERSITY · Albertsons · Amy's · CHOBANI GREEK YOGURT

Fall Outlook

November 2015 Through January 2016

Precipitation


B
EC
EC
B
EC
EC
A
A

- 33% to 40% Chance of Below Normal Precipitation
- 40% to 50% Chance of Below Normal Precipitation
- 50% to 60% Chance of Below Normal Precipitation
- 60% or Greater for Below Normal Precipitation
- 33% to 40% Chance of Above Normal Precipitation
- 40% Chance of Above Normal Precipitation
- 50% Chance of Above Normal Precipitation

Temperature


A
A
EC
B
EC

- 33% to 40% Chance of Above Normal Temperature
- 40% to 50% Chance of Above Normal Temperature
- 50% to 60% Chance of Above Normal Temperature
- 60% or Greater for Above Normal Temperature
- 33% to 40% Chance of Below Normal Temperature
- 40% Chance of Below Normal Temperature
- 50% Chance of Below Normal Temperature

EC Means Equal Chances for Above, Normal or Below **A** Means Above **B** Means Below

Source: NOAA, National Oceanic Atmospheric Administration, U.S. Dept of Commerce, October 2015

IDACORP Common Stock Dividend

"The IDACORP Board of Directors has now approved dividend increases in each of the last four years, representing a cumulative increase of 70 percent in IDACORP's quarterly dividend. These increases are reflective of continued strong performance by the company. An annual dividend of $2.04 per share is the company's highest dividend amount per share since first establishing the common stock dividend. Even with today's increase IDACORP remains committed to the target dividend payout ratio, and management anticipates recommending to the Board of Directors future annual increases to the common stock dividend of greater than five percent until we approach the upper end of our target payout range."

Darrel T. Anderson,
IDACORP President and Chief Executive Officer
September 17, 2015



70% increase in quarterly dividend rate
$0.30
$0.33
$0.38
$0.43
$0.47
$0.51 (1)
Q4 2011
Q1 2012
Q4 2012
Q4 2013
Q4 2014
Q4 2015
Quarterly Dividend Per Share



$1.20
$1.32
$1.52
$1.72
$1.88
$2.04 (1)
Q4 2011
Q1 2012
Q4 2012
Q4 2013
Q4 2014
Q4 2015
Annualized Dividend Per Share

(1) As announced Sept. 17, 2015. See IDACORP's most recent Annual Report on Form 10-K for a discussion of factors that may affect dividends.

Contact Information

Investors & Analysts

Justin Forsberg
Investor Relations
(208) 388-2728
JForsberg@idacorpinc.com

Media

Stephanie McCurdy
Corporate Communications
(208) 388-6973
SMcCurdy@idahopower.com